SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

Cavco Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-08822	56-2405642
(Commission File Number)	(IRS Employer Identification No.)

1001 North Central Avenue, Suite 800
Phoenix, Arizona	85004
(Address of principal executive offices)	(Zip Code)

(602) 256-6263
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry Into A Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Amendment to Credit Agreement dated as of October 22, 2004
EX-99.1 Press Release
EX-10.1
Ex-99.1

Item 1.01. Entry Into A Material Definitive Agreement

     On October 22, 2004, Cavco Industries, Inc., a Delaware corporation (the “Corporation”), entered into an amendment of its credit agreement with Bank One N.A. The amendment to the credit agreement eliminated the borrowing base provision which previously limited the amount of credit available. Under the amendment, the entire $15 million line amount is available. The amendment also eliminated certain covenants which restricted repurchase of the Corporation’s capital stock and payment of dividends and limited capital expenditures. In addition, the covenant requiring the Corporation to meet a defined debt service coverage ratio was replaced with a covenant requiring a defined fixed charge coverage ratio. The amendment also reduces the rate on outstanding borrowings from the London Interbank Offered Rate (“LIBOR”) plus 2.25% to LIBOR plus 1.75% and provides for a lower non-usage fee. A copy of the Corporation’s press release announcing this event is attached as Exhibit 99.1 and the amendment to the credit agreement is attached as Exhibit 10.1.

Item 2.02. Results of Operations and Financial Condition

     On October 25, 2004, Cavco Industries, Inc. a Delaware corporation (the “Corporation”), announced its financial results for its fiscal second quarter and six months ended September 30, 2004. A copy of the Corporation’s press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference

Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description
10.1	Amendment to Credit Agreement dated as of October 22, 2004

99.1	Press Release dated October 25, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC. (Registrant)
By:	/s/ Sean K. Nolen

	Name:	Sean K. Nolen
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary

Date: October 25, 2004

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment to Credit Agreement dated as of October 22, 2004

99.1	Press Release dated October 25, 2004